AMERICAN CHURCH MORTGAGE COMPANY











                                  EXHIBIT 24.1
















                               CONSENT OF AUDITOR


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We consent to the incorporation by reference in this  Registration  Statement of
American Church Mortgage Company on Form S-11 of our report dated February 12, 1997, except for Note 8 as to which the date is May 6, 1997, appearing in (or incorporated by reference in) Amendment No. 1 to the Registration Statement on Form S-11 of American Church Mortgage Company for the years ended December 31, 1996 and 1995.



                                        Boulay, Heutmaker, Zibell & Co. P.L.L.P.
                                        Certified Public Accountants

Minneapolis, Minnesota
August 8, 1997











                                       E-6

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